As filed with the Securities and Exchange Commission on  February
          6, 1995
                                                Registration No. 33-______


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  KIRBY CORPORATION
                (Exact name of registrant as specified in its charter)


               Nevada    74-1884980
               (State or other jurisdiction of    (I.R.S. Employer
               incorporation or organization)     Identification No.)

               1775 St. James Place, Suite 300
               Houston, Texas 77056
               (Address of principal executive offices)     (Zip Code)


                1994 EMPLOYEE STOCK OPTION PLAN FOR KIRBY CORPORATION
          1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN FOR KIRBY CORPORATION
           1993 STOCK OPTION OF KIRBY CORPORATION FOR ROBERT G. STONE, JR.
                              (Full title of the plans)


          George A. Peterkin, Jr.  Copy to:
               President Henry Gilchrist, Esq.
               Kirby Corporation   Jenkens & Gilchrist,
               1775 St. James Place, Suite 300    A            Professional
          Corporation
               Houston, Texas  77056    1445 Ross Avenue, Suite 3200
               (713) 629-9370 Dallas, Texas  75202
               (Name, address and telephone number
               including area code of agent for service)

                           CALCULATION OF REGISTRATION FEE




          Titles of     Amount To     Proposed     Proposed    Amount
          Class of      To Be         Maximum      Maximum     of
          Securities    Registered    Offering     Aggregate   Registration
          To Be         (1)           Price        Offering    Fee(3)
          Registered                  per          Price
                                      Share        (2)(3)
                                         (2)(3)

          Common Stock, 1,125,000     $21.375      $18,405,969 $6,347
          $0.10 par     Shares
          value
          per share

               (1) The securities to be registered consist of 1,000,000 shares reserved for issuance under the 1994 Employee Stock Option Plan for Kirby Corporation, 100,000 shares reserved for issuance under the 1994 Nonemployee Director Stock Option Plan for Kirby Corporation and 25,000 shares reserved for issuance under the
          1993 Stock Option of Kirby Corporation for Robert G. Stone (collectively, the "Plans").
               (2) Estimated solely for the purpose of calculating the registration fee.
               (3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based on (i) 911,500 shares of common stock reserved for issuance under the Plans, but not subject to outstanding stock options, at a price per share of $15.875, which is the average of the highest and lowest selling price per share of common stock on the American Stock Exchange, Inc. on January 31, 1995, and (ii) the following shares of common stock reserved for issuance under the Plans and subject to options already granted thereunder at the following exercise prices:

          Number of Shares
          of Common Stock                            Exercise Price
          Reserved for Issuance                        Per Share

          10,500                                  $16.5625
          166,000                                 $18.3125
          25,000                                  $18.625
          12,000                                  $21.375

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


          Item 3.  Incorporation of Documents by Reference.

               The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

                    (1) the registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1993;

                    (2) the registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1994, filed with the Commission;

                    (3) the registrant's Report on Form 8-K, filed with the Commission on December 9, 1994; and

                    (4) the description of the common stock, par value $0.10 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-B, dated October 14, 1976, including any amendment or report filed for the purpose of updating such description.

               All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

          Item 5.  Interests of Named Experts and Counsel.

               Certain matters with respect to the validity of the Common Stock to be offered hereby will be passed on for the Company by Jenkens & Gilchrist, a Professional Corporation. Henry Gilchrist, the Secretary and an Advisory Director of the registrant, is a shareholder of Jenkens & Gilchrist, a Professional Corporation. As of February 1, 1995, Mr. Gilchrist held options to purchase 3,000 shares of Common Stock.


          Item 6.  Indemnification of Directors and Officers.

                    (a) The Restated Articles of Incorporation of the registrant provide for indemnification as follows:

               "TWELFTH: 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                    2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                    3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2 of this Article Twelfth, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

                    4. Any indemnification under sections 1 and 2 of this Article Twelfth, unless ordered by a court or advanced pursuant to section 5 of this Article Twelfth, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                         (a)  By the stockholders;

                         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

                         (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                         (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                    5. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section 5 of this Article Twelfth do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                    6. The indemnification and advancement of expenses provided by this Article Twelfth:

                         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under these articles of incorporation or any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 of this Article Twelfth or for the advancement of expenses of any director or officer, if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

                    7. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

                    8. The other financial arrangements made by the corporation pursuant to section 7 of this Article Twelfth may include the following:

                         (a)   The creation of a trust fund.

                         (b)   The   establishment   of   a    program   of
                         self-insurance.

                         (c)  The   securing   of    its   obligation    of
                    indemnification by granting a security interest or other lien on any assets of the corporation.

                         (d) The establishment of a letter of credit, guaranty or surety.

               No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

                    9. Any insurance or other financial arrangement made on behalf of a person pursuant to this Article Twelfth may he provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

                    10.  In the absence of fraud:

                         (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article Twelfth and the choice of the person to provide the insurance or other financial arrangement shall be conclusive; and

                         (b)   The    insurance    or    other    financial
                    arrangement:

                              (1)  Is not void or voidable; and

                              (2) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement."

               (b) The registrant's Bylaws provide that the registrant shall indemnify each and every present and former director and officer of the registrant, and each and every person who may have served at the registrant's request as a director or officer of another corporation in which the registrant owns shares of capital stock or of which the registrant is a creditor (each of which other corporation is individually referred to herein as an "Other Enterprise"), against any and all expenses (including attorneys' fees) actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he was or is a party by reason of being or having been a director or officer of the registrant or Other Enterprise to the fullest extent permitted by law. The rights of indemnification provided in the Bylaws are in addition to any other rights to which a person may otherwise be entitled by any other provisions of the registrant's Restated Articles of Incorporation, statute, agreement, vote of stockholders or otherwise.

                The registrant's Bylaws further provide that the registrant shall indemnify officers and directors of the registrant, as well as other persons who serve as agents and employees of the registrant, to the extent set forth in the Restated Articles.

               Additionally, the registrant's Bylaws provide that the registrant may purchase and maintain insurance on behalf of, and contractually agree to indemnify, any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the provisions of the Bylaws.

               (c) The registrant has entered into agreements with each Director, certain key employees, including Brian K. Harrington and G. Stephen Holcomb, and certain directors of subsidiaries of the registrant, that provide for the indemnification of such individuals for certain liabilities incurred in such capacity.

          Item 8.  Exhibits.

               (a)  Exhibits.

                         The  following documents  are filed  as a  part of
                    this registration statement.

               Exhibit        Description of Exhibit

               4.1 Restated Articles of Incorporation of Kirby Exploration Company, Inc., as amended (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-3 (Reg. No. 33-30832))

               4.2 Certificate of Amendment of Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's Annual
                    Report on  Form 10-K for  the year  ended December  31,
                    1991)

               4.3 Bylaws of the registrant, as amended (incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form S-3 (Reg. No. 33-30832))

               4.4 Amendment to Bylaws of the registrant (incorporated by reference to Exhibit 3.4 to the registrant's Annual Report on Form 10-K for the year ended December 31,
                    1991)

               4.5* 1994 Employee Stock Option Plan for Kirby Corporation

               4.6* Form of Incentive Stock Option Agreement under the 1994
                    Employee Stock Option Plan for Kirby Corporation

               4.7* Form of Nonqualified Stock  Option Agreement under  the
                    1994 Employee Stock Option Plan for Kirby Corporation

               4.8* 1994 Nonemployee  Director Stock Option  Plan for Kirby
                    Corporation

               4.9* Form  of  Option Agreement  under the  1994 Nonemployee
                    Director Stock Option Plan for Kirby Corporation

               4.10*     Form   of   Option   Agreement   under   the  1994
                         Nonemployee Director Stock Option Plan for Kirby Corporation

               4.11*     1993 Stock Option of Kirby  Corporation for Robert
                         G. Stone, Jr.

               5.1* Opinion   of    Jenkens &   Gilchrist, a   Professional
                    Corporation

               23.1* Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1)

               23.2*     Consent of Deloitte & Touche LLP

               23.3*     Consent of KPMG Peat Marwick LLP

          ___________________

          *    Filed herewith.


          Item 9.  Undertakings.

               A.   The undersigned registrant hereby undertakes:

                    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3)  to  remove  from   registration  by  means   of  a
               post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been
          advised   that   in   the   opinion  of   the   Commission   such
          indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on February 3, 1995:


                                             KIRBY CORPORATION


                                             By:  /s/  George A.  Peterkin,
                              Jr.
                                                  George A. Peterkin, Jr.,
                                                  President




                                  POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George A. Peterkin, Jr., his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                Capacity                           Date
          /s/ Robert G. Stone, Jr.
          Robert G. Stone, Jr.     Chairman of the Board of Directors
          February 3, 1995
          /s/ George A. Peterkin, Jr.
          George A. Peterkin, Jr.  President and Director
          (Principal Executive Officer)      February 3, 1995
          /s/ J. H. Pyne

          J. H. Pyne               Executive Vice President and Director
          February 3, 1995
          /s/ Brian K. Harrington
          Brian K. Harrington      Senior  Vice  President,  Treasurer  and
          Assistant Secretary (Principal Financial Officer)
          February 3, 1995
          /s/ G. Stephen Holcomb
          G. Stephen Holcomb       Vice  President,  Controller,  Assistant
          Secretary and Assistant Treasurer (Principal Accounting Officer) February 3, 1995
          /s/ George F. Clements, Jr.
          George F. Clements, Jr.  Director       February 3, 1995
          /s/ J. Peter Kleifgen
          J. Peter Kleifgen        Director       February 3, 1995
          /s/ William M. Lamont, Jr.
          William M. Lamont, Jr.        Director       February 3, 1995
          /s/ C. W. Murchison, III
          C. W. Murchison, III          Director       February 3, 1995
          /s/ J. Virgil Waggoner
          J. Virgil Waggoner       Director       February 3, 1995

                                    EXHIBIT INDEX






          Exhibit
          Number    Document Description     Sequential     Page Number

          4.5  1994 Employee Stock Option Plan for Kirby Corporation
          4.6 Form of Incentive Stock Option Agreement under the 1994 Employee Stock Option Plan for Kirby Corporation
          4.7 Form of Nonqualified Stock Option Agreement under the 1994 Employee Stock Option Plan for Kirby Corporation
          4.8  1994  Nonemployee  Director  Stock  Option  Plan  for  Kirby
               Corporation
          4.9 Form of Option Agreement under the 1994 Nonemployee Director Stock Option Plan for Kirby Corporation
          4.10 Form of Option Agreement under the 1994 Nonemployee Director Stock Option Plan for Kirby Corporation
          4.11 1993 Stock Option of Kirby Corporation  for Robert G. Stone,
               Jr.
          5.1  Opinion of  Jenkens & Gilchrist, a  Professional Corporation

          23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1)
          23.2 Consent of Deloitte & Touche LLP
          23.3 Consent of KPMG Peat Marwick LLP

                                     EXHIBIT 4.5

                           1994 EMPLOYEE STOCK OPTION PLAN
                                         FOR
                                  KIRBY CORPORATION


               Section 1. Purpose. The purpose of this 1994 Employee Stock Option Plan for Kirby Corporation is to advance the interests of Kirby Corporation, a Nevada corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent employees for the Company and its subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

               Section 2. Definitions. As used herein, the following terms shall have the meaning indicated:

                    (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

                    (b) "Board" shall mean the Board of Directors of the Company.

                    (c) "Business Day" shall mean (i) if the Shares trade on a national exchange, any day that the national exchange on which the Shares trade is open or (ii) if the Shares do not trade on a national exchange, any day that commercial banks in the City of New York are open.

                    (d)  "Commission"   shall   mean  the   Securities  and
               Exchange Commission.

                    (e) "Committee" shall mean the Compensation Committee of the Board or other committee, if any, appointed by the Board pursuant to Section 14 hereof.

                    (f) "Company" shall mean Kirby Corporation, a Nevada corporation.

                    (g) "Date of Grant" shall mean the date on which the Committee takes formal action to grant an Option to an Eligible Person, provided it is followed, as soon as reasonably possible, by written notice to the Eligible Person of the grant.

                    (h)  "Director" shall mean a member of the Board.

                    (i) "Disinterested Person" shall mean a person who, at the time he or she acts on the granting of any Option is not eligible, and within one year prior thereto has not been eligible, to receive Shares, stock options or stock appreciation rights under (i) this Plan or (ii) any other plan of the Company or any of its affiliates in which administrators of such plan use discretion in granting stock, stock options, stock appreciation rights or any other rights to such person. Persons who are eligible to receive stock options under the 1989 Director Stock Option Plan of Kirby Exploration Company, Inc. or the 1994 Director Stock Option Plan of Kirby Corporation, are deemed "Disinterested Persons" for purposes of this Plan.

                    (j) "Eligible Person(s)" shall mean those persons who are Employees or members of the Board of Directors of any Subsidiary, but excluding Directors who are not Employees.

                    (k) "Employee(s)" shall mean those persons who are employees of the Company or who are employees of any Subsidiary.

                    (l)  "Fair Market Value" shall mean:

                           (i) If Shares are listed on a national securities exchange at the date of determining the Fair Market Value,

                                   (A)  The mean of the high and low  sales
                              price  on  such  exchange   on  the  date  of
                              reference as reported in any newspaper of general circulation, or

                                   (B)   If  the  Shares  shall   not  have
                              traded on such exchange on such date, the mean of the high and low sales price on such exchange on the next day prior thereto on which the Shares were so traded as reported in any newspaper of general circulation; or

                          (ii) If Shares shall not be listed as provided in Subsection 2(l)(i), a value determined by any fair and reasonable means prescribed by the Committee.

                    (m) "Incentive Stock Option" shall mean an option that is an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                    (n) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

                    (o) "Nonqualified Stock Option" or "Nonincentive Stock Option" shall mean an option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                    (p) "Option" (when capitalized) shall mean any option granted under this Plan.

                    (q) "Optionee" shall mean a person to whom an Option is granted or any successor to the rights of such Option under this Plan by reason of the death of such person.

                    (r) "Plan" shall mean this 1994 Employee Stock Option Plan for Kirby Corporation.

                    (s) "Share(s)" shall mean a share or shares of the common stock , par value ten cents ($0.10) per share, of the Company.

                    (t) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               Section 3.     Shares and Options.

               (a) The Company may grant to Eligible Persons from time to time Options to purchase an aggregate of up to one million (1,000,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee at the Date of Grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to persons who are employees of the Company or a Subsidiary.

               (b) The aggregate Fair Market Value (determined at the Date of Grant of the Option) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent and subsidiary of the Company (as defined in Section 425 of the Code) shall not exceed $100,000.

               Section 4.     Conditions for Grant of Options.

               (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from Eligible Persons. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

               (b) In granting Options, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, relating an Option to achievement of specific goals established by the Committee or the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

               (c) The Committee in its sole discretion shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Option.

               Section 5. Exercise Price. The exercise price per Share of any Option shall be any price determined by the Committee; provided, however, that the exercise price for any Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

               Section 6.     Exercise  of Options.    An  Option shall  be
          deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable federal or state income tax withholding requirements. Unless further limited by the Committee in any Option, the Exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares (but with Shares only if permitted by an Option agreement or otherwise permitted by the Committee in its sole discretion at the time of exercise) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company.

               Section 7.     Exercisability of Options.

               (a) Any Option shall become exercisable in such amounts and at such intervals as the Committee shall provide in any Option, except as otherwise provided in this Section 7; provided in each case that the Option has not expired on the date of exercise.

               (b) The expiration date of an Option shall be determined by the Committee at the Date of Grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the Date of Grant.

               (c) An Option shall not be exercisable prior to the six-month anniversary of its Date of Grant.

               (d) The Committee may in its sole discretion accelerate the date on which any Option may be exercised.

               (e) On the date thirty (30) days prior to any occurrence described in Subsections (7)(e)(i), (ii) or (iii), but only where such anticipated occurrence actually takes place, notwithstanding the exercise schedule in an Option, each Option shall immediately become exercisable in full where there (i) is any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan) that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of (x) the voting stock of the Company or (y) of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; (ii) is a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive; (iii) is a sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company.

               (f) Notwithstanding any provisions hereof to the contrary, if any Option is accelerated under Subsection 7(d) or (e), the portion of such Option that may be exercised to acquire Shares that the Optionee would not be entitled to acquire but for such acceleration (the "Acceleration Shares"), is limited to that number of Acceleration Shares that can be acquired without causing the Optionee to have an "excess parachute payment" as determined under Section 280G of the Internal Revenue Code, determined by taking into account all of the Optionee's "parachute payments" determined under Section 280G of the Code. If as a result of this Subsection 7(f), the Optionee may not acquire all of the Acceleration Shares, then the Acceleration
          Shares that the Optionee may acquire shall be the last shares that the Optionee would have been entitled to acquire had this Option not been accelerated.

               Section 8.     Termination of Option Period.

               (a) Unless otherwise provided in any Option, the unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                      (i) thirty (30) days after the date that Optionee ceases to be employed by the Company or a Subsidiary regardless of the reason therefor other than as a result of such termination by reason of (x) death, (y) mental or physical disability of Optionee as determined by a medical doctor satisfactory to the Committee or (z) termination of Optionee's employment with the Company or a Subsidiary for cause;

                     (ii) one (1) year after the date on which the Optionee suffers a mental or physical disability as determined by a medical doctor satisfactory to the Committee;

                    (iii) (y) one (1) year after the date that Optionee ceases to be employed by the Company by reason of death of the Optionee, or (z) six (6) months after the date on which the Optionee shall die, if the Optionee's death shall occur during the thirty-day period described in Subsection 8(a)(i) or the one-year period described in Subsection 8(a)(ii);

                     (iv) the date that Optionee ceases to be employed by the Company or a Subsidiary as a result of a termination for cause;

                      (v) with respect to Options held by a person who is a member of the Board of Directors of a Subsidiary who is not also an Employee, thirty (30) days after the date that Optionee ceases to be a member of such Board of Directors; and

                     (vi) the tenth (10th) anniversary of the Date of Grant of the Option.

               (b) If provided in an Option, the Committee in its sole discretion may, by giving written notice (a "Cancellation Notice") cancel, effective upon the date of the consummation of any of the transactions described in Subsection 7(e), all or any portion of such Option that remains unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval of such transaction.

               Section 9.     Adjustment of Shares.

               (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event.

                      (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                     (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to outstanding Options, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

               (b) The Committee may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of any corporation transaction.

               (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares reserved for issuance under the Plan or the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

               (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company; (3) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

               Section 10. Transferability of Options. Each Option shall provide that such Option shall not be transferrable by the Optionee otherwise than by will or the laws of descent and distribution and that so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise such Option.

               Section 11. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the agreement evidencing the Option or any law or regulation including, but not limited to, the following:

                      (i) A representation, warranty or agreement by the Optionee to the Company at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                     (ii) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

               Section 12. Options for 10% Shareholder. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under Section 425(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary [as defined in Section 425 of the Internal Revenue Code] at the Date of Grant) unless the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the Date of Grant, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

               Section 13. Nonqualified Stock Options. Nonqualified Stock Options may be granted hereunder and shall be subject to all terms and provisions hereof except that each such Nonqualified Stock Option (i) must be clearly designated as a Nonqualified Stock Option; (ii) may be granted for Shares in excess of the limits contained in Subsection 3(b) of this Plan; and (iii) shall not be subject to Section 12 of this Plan. If both Incentive Stock Options and Nonqualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type. Persons who are members of the Board of Directors of a Subsidiary who are not also Employees shall only be eligible to receive Nonqualified Stock Options.

               Section 14.    Administration of the Plan.

               (a) The Plan shall be administered by the Compensation Committee of the board or other committee thereof as appointed by the Board (herein called the "Committee") consisting of not less than three (3) members of the Board all of whom are Disinterested Persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

               (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

               (c)  Any  and   all  decisions  or  determinations   of  the
          Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the written approval of a majority of the members of the Committee.

               (d)  Subject  to the  express provisions  of this  Plan, the
          Committee shall  have the  authority, in  its  sole and  absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Option; (ii) to construe the terms of this Plan or any Option;
          (iii) as provided in Subsection 9(a), upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to this Plan and Option; and (iv) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or any Option in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Subsection 14(d), and such determinations shall be final, binding and conclusive.

               Section 15.    Government Regulations.

               This Plan, Options and the obligations of the Company to sell and deliver Shares under any Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

               Section 16.    Miscellaneous.

               (a) The proceeds received by the Company from the sale of Shares pursuant to an Option shall be used for general corporate purposes.

               (b) The grant of an Option shall be in addition to any other compensation paid to the Optionee or other stock option plans of the Company or other benefits with respect to Optionee's position with the Company or its Subsidiaries. The grant of an Option shall not confer upon the Optionee the right to continue as an Employee, or interfere in any way with the rights of the Company to terminate his or her status as an Employee.

               (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Plan or any Option, and members of the Board and the Committee shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

               (d)  Any issuance or transfer  of Shares to an  Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of this Plan or the applicable Option, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee or distributee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

               (e) Neither the Committee nor the Company guarantees Shares from loss or depreciation.

               (f) All expenses incident to the administration, termination, or protection of this Plan or any Option, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company to enforce its rights under this Plan or any Option.

               (g) Records of the Company shall be conclusive for all purposes under this Plan or any Option, unless determined by the Committee to be incorrect.

               (h) The Company shall, upon request or as may be specifically required under this Plan or any Option, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Plan or any Option.

               (i) The Company assumes no liability to any Optionee or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Committee.

               (j) Any action required of the Company relating or the Committee to this Plan or any Option shall be by resolution of its Board, the Committee or by a person authorized to act by resolution of the Board or the Committee.

               (k) If any provision of this Plan or any Option is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Option, but such provision shall be fully severable, and the Plan or Option, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Option, as applicable.

               (l) Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Option shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified by written notice delivered in accordance with this Subsection 16(l) or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Subsection 16(l). The Company or the Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with this Option, the Company and the Optionee shall specify as its and his address for receiving notices the address set forth in this Option pertaining to the Shares to which such notice relates.

               (m) Any person entitled to notice under this Plan may waive such notice.

               (n) This Option shall be binding upon the Optionee, his legal representatives, heirs, legatees and distributees upon the Company, its successors, and assigns, and upon the Board, the Committee and its successors.

               (o) The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of this Plan's provisions.

               (p) All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law or Nevada corporate law that is controlling. The obligation of the Company to sell and deliver Shares under this Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

               (q) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Option dictates, the plural shall be read as the singular and the singular as the plural.

               Section 17. Amendment and Discontinuation of the Plan. The Committee may from time to time amend the Plan or any Option; provided, however, that except to the extent provided in Section 9 no such amendment may, without approval by the stockholders of the Company, (a) increase the number of Shares reserved for Options or change the class of employees eligible to receive Options, (b) permit the granting of Options that expire beyond the maximum 10-year period described in Subsection 7(b), or (c) extend the termination date of the Plan as set forth in Section 18; and provided, further, that except to the extent provided in
          Section 8 no amendment or suspension of the Plan or any Option issued hereunder shall, except as specifically permitted in any Option, substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

               Section 18. Effective Date and Termination Date. The effective date of the Plan is the date set forth below, on which the date the Board adopted this Plan; provided, however, if the Plan is not approved by the stockholders of the Company within twelve (12) months after the effective date then, in such event, the Plan and all Options granted pursuant to the Plan shall be null and void. The Plan shall terminate on the tenth anniversary of the effective date.


          ADOPTED BY THE BOARD:              January 18, 1994
          EFFECTIVE DATE:                    January 18, 1994
          RATIFIED BY THE STOCKHOLDERS: April 19, 1994


               Executed to evidence the 1994 Employee Stock Option Plan of Kirby Corporation adopted by the Board on January 18, 1994 and the Stockholders on April 19, 1994.

                                             KIRBY CORPORATION


                                             By:  /s/ G. Stephen Holcomb
                                                  G. Stephen Holcomb,
                                                            Assistant
          Secretary

                                     EXHIBIT 4.6

                           INCENTIVE STOCK OPTION AGREEMENT
                                  KIRBY CORPORATION
                           1994 EMPLOYEE STOCK OPTION PLAN


               An Incentive Stock Option (the "Option") for a total of


                shares

          of Common Stock, par value $0.10 per share ("Common Stock" or "Share(s)") of Kirby Corporation (the "Company"), is hereby granted to




          (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of, the 1994 Employee Stock Option Plan for Kirby Corporation (the "Plan"), which is incorporated herein by reference.

               19. Option Price. The option price is $__________ for each share, being ____% of the Fair Market Value (as defined in the Plan) of the Common Stock on the Date of Grant of this Option. [If the Optionee, as of the Date of Grant, owns directly (or indirectly through attribution under Section 425(d) of the Internal Revenue Code of 1986, as amended, herein the "Code") stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary [as defined in Section 425 of the Code] at the Date of Grant) the option price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.]

               20. Exercise of Option. This Option shall not be exercisable prior to the six-month anniversary of the Date of Grant of the Option and thereafter this Option shall be exercisable in whole or in part in accordance with the provisions of the Plan as follows:

                    (i)  Schedule of Rights to Exercise.

                         (a)             shares after            .
                         (b)             shares after            .
                         (c)             shares after            .
                         (d)             shares after            .

          or on such earlier date as this Option may vest in accordance with Section 7(e) of the Plan, but subject always to the limits set forth in Section 7(f) of the Plan.

                    (ii) Method   of   Exercise.  This   Option  shall   be
          exercisable by a written notice delivered to the Company which shall:

                         (a) state the election to exercise the Option and the number of shares in respect of which it is being exercised; and

                         (b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option.

                    (iii) Payment. The exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, by personal check or with Shares (provided that if the Optionee acquired such stock to be surrendered directly or indirectly from the Company, he shall have owned such stock for six months prior to using such stock to exercise an Option) or by a combination of the above. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company. Any Common Stock delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Company.

                    (iv) Withholding. The Optionee shall make satisfactory arrangements for the withholding of any amounts necessary for withholding in accordance with applicable Federal or state income tax laws.

                    (v) Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any issuance of a certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the agreement evidencing the Option or any law or regulation including, but not limited to, the following:

                         (a) A representation, warranty or agreement by the Optionee to the Company at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                         (b) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

                    (vi) Surrender of Option. Upon exercise of this Option in part, if requested by the Company, the Optionee shall deliver this Option and any other written agreements executed by the Company and the Optionee with respect to this Option to the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Optionee.

                    (vii) Restriction on Exercise. The aggregate Fair Market Value (determined at the Date of Grant of the Option) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent and subsidiary of the Company (as defined in Section 425 of the Code) shall not exceed $100,000.

               3. Nontransferability of Option. This Option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution and so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise this Option. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

               4. Term of Option. This Option may not be exercise after the expiration of ten (10) years from the Date of Grant of this Option and is subject to earlier termination as provided in the Plan. If the Optionee, as of the Date of Grant, owns directly or indirectly (as determined under section 425(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary [as defined in section 425 of the Code] at the Date of Grant) this Option may not be exercised after the expiration of five (5) years from the Date of Grant of this Option and is subject to earlier termination as provided in the Plan. This Option may be exercised during such term only in accordance with the Plan and the terms of this Option.

               5. Administration. The Plan and this Option shall be administered by the Committee provided for and described in
          Section 14 of the Plan.

               6. Law Governing. THIS OPTION IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE.

               Date of Grant:  ___________ ____, 19___.


                                             KIRBY CORPORATION

                                             By
                                                                 President


               Optionee acknowledges receipt of a copy of the Plan, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan.

               Optionee hereby agrees that Optionee shall notify the Company within ten days after any disposition of any shares acquired by exercise of this Option if such disposition occurs within two years from the date of Grant of this Option or within one year after the transfer of such shares to Optionee.




                                             Optionee

                                     EXHIBIT 4.7

                         NONQUALIFIED STOCK OPTION AGREEMENT
                                  KIRBY CORPORATION
                           1994 EMPLOYEE STOCK OPTION PLAN


               A Nonqualified Stock Option (the "Option") for a total of


                shares

          of Common Stock, par value $0.10 per share ("Common Stock" or "Share(s)") of Kirby Corporation (the "Company"), is hereby granted to




          (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of, the 1994 Employee Stock Option Plan for Kirby Corporation (the "Plan"), which is incorporated herein by reference.

               1. Option Price. The option price is $__________ for each share.

               2. Exercise of Option. This Option shall not be exercisable prior to the six-month anniversary of the Date of Grant of the Option and thereafter this Option shall be exercisable in whole or in part in accordance with the provisions of the Plan as follows:

                    (i)  Schedule of Rights to Exercise.

                         (c)             shares after            .
                         (d)             shares after            .
                         (e)             shares after            .
                         (f)             shares after            .

          or on such earlier date as this Option may vest in accordance with Section 7(e) of the Plan, but subject always to the limits set forth in Section 7(f) of the Plan.

                    (ii) Method   of   Exercise.  This   Option  shall   be
          exercisable by a written notice delivered to the Company which shall:

                         (a) state the election to exercise the Option and the number of shares in respect of which it is being exercised; and

                         (b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option.

                    (iii) Payment. The Exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, by personal check or with Shares (provided that if the Optionee acquired such stock to be surrendered directly or indirectly from the Company, he shall have owned such stock for six months prior to using such stock to exercise an Option) or by a combination of the above. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company. Any Common Stock delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Company.

                    (iv) Withholding. The Optionee shall make satisfactory arrangements for the withholding of any amounts necessary for withholding in accordance with applicable Federal or state income tax laws.

                    (v) Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any issuance of a certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the agreement evidencing the Option or any law or regulation including, but not limited to, the following:

                         (a) A representation, warranty or agreement by the Optionee to the Company at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                         (b)  A representation, warranty or agreement to be
          bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

                    (vi) Surrender of Option. Upon exercise of this Option in part, if requested by the Company, the Optionee shall deliver this Option and any other written agreements executed by the Company and the Optionee with respect to this Option to the

          Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Optionee.

               3. Nontransferability of Option. This Option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution and so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise this Option. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

               4. Term of Option. This Option may not be exercise after the expiration of ten (10) years from the Date of Grant of this Option and is subject to earlier termination as provided in the Plan. This Option may be exercised during such term only in accordance with the Plan and the terms of this Option.

               5. Administration. The Plan and this Option shall be administered by the Committee provided for and described in
          Section 14 of the Plan.

               6. Law Governing. THIS OPTION IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE.

               Date of Grant:  ___________ ____, 19___.

                                             KIRBY CORPORATION


                                             By
                                                                 President

               Optionee acknowledges receipt of a copy of the Plan, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan.


                                             Optionee

                                     EXHIBIT 4.8

                     1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                                         FOR
                                  KIRBY CORPORATION


               Section 1.     Purpose.

               This 1994 Nonemployee Director Stock Option Plan of Kirby Corporation is intended as an incentive to attract and retain as independent directors on the Board of Directors of Kirby Corporation, a Nevada corporation (the "Company"), persons of training, experience and ability, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company for the benefit of the stockholders of the Company.

               Section 2.     Definitions.

               As used herein, the following terms shall have the meaning indicated:

                    (a)  "Advisory   Director"   shall   mean  any   person
               designated as an Advisory Director by the Board of Directors as provided in the Company's Bylaws.

                    (b) "Agreement" shall mean the agreement between the Company, and the Optionee that evidences the Option.

                    (c) "Business Day" shall mean (i) if the Common Stock trades on a national exchange, any day that the national exchange on which the Common Stock trades is open or (ii) if the Common Stock does not trade on a national exchange, any day that commercial banks in the City of New York are open.

                    (d) "Board" shall mean the Board of Directors of the Company.

                    (e)  "Committee" shall mean the committee designated in
               Section 5 to administer this Plan.

                    (f) "Common Stock" shall mean the Common Stock, par value ten cents ($0.10) per share, of the Company.

                    (g) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 7(c) hereof

                    (h)  "Director" shall mean a member of the Board.

                    (i) "Effective Date" shall mean the date this Plan is approved by the Board of Directors.

                    (j) "Eligible Person(s)" shall mean those persons who are Directors or Advisory Directors of the Company and are not Employees.

                    (k) "Employee(s)" shall mean those persons who are employees of the Company or who are employees of any Subsidiary.

                    (l) "ERISA" shall mean the Employee Retirement Income Security Act and the rules thereunder, as they now exist or may be amended from time to time.

                    (m)  "Exchange    Act" shall    mean   the   Securities
               Exchange Act of 1934, as amended.

                    (n)  "Fair Market Value" shall mean:

                           (i) If Shares are listed on a national securities exchange at the date of determining the Fair Market Value,

                              (A)  The mean of the  high and low sales
                         price on such exchange on the Date of Grant as reported in any newspaper of general circulation, or

                              (B)  If the Shares shall not have traded
                         on such exchange on such date, the mean of the high and low sales price on such exchange on the next day prior thereto on which the Shares were so traded as reported in any newspaper of general circulation; or

                          (ii) If Shares shall not be listed as provided in Subsection 2(n)(i), a value determined by any fair and reasonable means prescribed by the Committee.

                    (o) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986 as it now exists or may be amended from time to time and the rules thereunder.

                    (p) "Nonqualified Stock Option" shall mean a stock option that is not an incentive stock option as defined in
               Section 422 of the Internal Revenue Code.

                    (q)  "Option"  (when capitalized)    shall   mean   any
               stock option  granted  under this Plan.

                    (r) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person or under a qualified domestic relations order as defined by the Code or Title I of ERISA.

                    (s) "Plan" shall mean this 1994 Nonemployee Director Stock Option Plan of Kirby Corporation.

                    (t) "Share(s)" shall mean a share or shares of the Common Stock.

                    (u) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               Section 3.     Total Aggregate Shares.

               Subject to adjustments provided in Section 14 hereof, a total of One Hundred Thousand (100,000) Shares shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full, the Shares theretofore subject to such Option may again be the subject of an Option under the Plan.

               Section 4.     Rule 16b-3 Plan and Shareholder Approval.

               The Company intends for this Plan to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. Accordingly, this Plan and any Options shall terminate and become null and void unless this Plan is approved by the stockholders of the Company within one (1) year after the Effective Date at a meeting of stockholders of the Company at which a quorum is present by stockholders of the Company owning a majority of the issued and outstanding shares of Common Stock represented at such meeting.

               Section 5.     Administration of the Plan.

               (a) The Plan shall be administered by the Committee. The Committee shall be the Compensation Committee of the Board; provided, however, that for purposes of this Plan, the Committee shall consist of not less than two individuals.

               (b) Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) to determine the terms and provisions of the respective Agreements (which need not be identical); provided, however, such terms and provisions shall not be inconsistent with this Plan, including the extent to which the transferability of Shares issued upon the exercise of Options is restricted; (iii) to construe the terms of any Agreement and the Plan; (iv) as provided in Subsection 14(a), upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to outstanding Options, the number of Shares reserved under the Plan and the number of Shares subject to Options granted subsequently; and (v) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Subsection 5(b), and such determinations shall be final, binding and conclusive.

               Section 6.     Type of Options.

               All Options granted under the Plan shall be Nonqualified Stock Options.

               Section 7.     Automatic Grant of Options.

                    (a) Options shall be granted only to Eligible Persons. Each Option shall be evidenced by an Agreement, which shall contain such terms as the Committee deems advisable and that are not inconsistent with this Plan or applicable laws.

                    (b) Options shall automatically be granted to each Eligible Person as follows:

                      (i) on the Effective Date, each Eligible Person shall be granted an Option to purchase 1,500 Shares; and

                     (ii) on the first Business Day immediately following the date of each Annual Meeting of Stockholders of the Company occurring subsequent to the Effective Date, each Eligible Person shall be granted an Option to purchase an additional 1,500 Shares.

                    (c) Except for the automatic grants of Options under Subsection 7(b), no Options shall otherwise be granted hereunder, and the Board or the Committee shall not have any discretion with respect to the grant of Options within the meaning of Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

                    (d) Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

               Section 8.     Exercise Price.

               The exercise or option price of each Share issuable upon exercise of an Option shall be the Fair Market Value of such Share on the Date of Grant.

               Section 9.     Vesting Schedule.

                    (a)  Shares  subject   to  an  Option  shall   vest  in
               accordance with Subsection 9(b) and (c) hereof.

                    (b) Option Shares subject to an Option shall vest 20% of the total number of Shares initially subject to such Option (as such number may be adjusted pursuant to Section
               14) on the six-month anniversary of the Date of Grant and 20% on each anniversary of the Date of Grant, if on such dates the Optionee is an Eligible Person.

                    (c) Notwithstanding the foregoing, Shares subject to an Option shall vest as to all Shares then subject to the Option upon the occurrence of any of the following events:

                      (i) a transaction (or series of transactions occurring within a 60-day period or pursuant to a plan approved by the Board or stockholders of the Company) occurs that has the result that stockholders of the Company immediately before such transaction cease to own directly or indirectly at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                     (ii) all or substantially all of the assets of the Company shall be sold or otherwise disposed of, except that an Option shall not vest as to all Shares then subject to such Option if, after such sale or disposition: (i) the stockholders of the Company immediately prior to such transaction continue to own at least 51% of the voting stock of the entities that acquired 50% or more in value of the assets of the Company so sold or conveyed; and, (ii) the acquiring entity agrees to assume the obligations of the Company under this Plan and the respective Agreements; or,

                    (iii) the occurrence of a merger, consolidation or other reorganization of the Company under the terms of which the surviving entity does not assume the obligations of the Company under this Plan and the respective Agreements.

               Section 10.    Exercise of Options.

                    (a) An Option shall not be exercisable prior to the vesting of such Option. After the six-month anniversary of the Date of Grant of an Option, such Option may be exercised at any time and from time to time during the term of such Option, in whole or in part, with respect to Shares that have vested in accordance with Section 9 hereof. If any Optionee exercises an Option prior to Stockholder approval of this Plan as provided in Section 19 hereof, the Optionee must tender the exercise price at the time of exercise and the Company shall hold the exercise price and the Shares to be issued pursuant to such exercise until the stockholders approve the Plan. If the Plan is approved by the stockholders, the Company shall issue and deliver the Shares as to which the Option has been exercised. If the Plan is not approved by the stockholders, the Company shall return the exercise price to the Optionee and no Shares will be issued.

                    (b) Options may be exercised: (i) during the Optionee's lifetime, solely by the Optionee; or (ii) after the Optionee's death, by the personal representative of the Optionee's estate or the person or persons entitled thereto under his will or under the laws of descent and distribution.

                    (c) An Option shall be deemed exercised when: (i) the Company has received written notice of such exercise delivered to the Company in accordance with the notice provisions of the applicable Agreement; (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been tendered to the Company; and
               (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the Company to withhold in accordance with the applicable federal or state income tax withholding requirements.

                    (d) The exercise price of any Shares purchased shall be paid (i) solely in cash, by certified or cashier's check, by money order or by personal check, or (ii) at the option of the Optionee, in Common Stock theretofore owned by such Optionee (or by a combination of the above); provided, however, that if the Optionee acquired such stock to be surrendered directly or indirectly from the Company, he shall have owned such stock for six months prior to using such stock to exercise an Option. For purposes of determining the amount, if any, of the exercise price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Company.

                    (e) The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to any Shares purchasable upon the exercise of any part of an Option unless and until certificates representing such Shares shall have been issued by the Company to the Optionee.

               Section 11.    Termination of Option Period.

                    (a) The unexercised portion of an Option shall automatically and without notice terminate and become null and void and be forfeited upon the earliest to occur of the following:

                      (i) if the Optionee's position as a Director of the Company terminates, other than by reason of such Optionee's death, thirty (30) days after the date that the Optionee's position as a Director of the Company terminates;

                     (ii)     one (1) year after the death of the Optionee;
                    or

                    (iii) ten (10) years after the Date of Grant of such Option.

                    (b) The Board of Directors of the Company in its sole discretion may, by giving written notice to an Optionee ("Cancellation Notice"), cancel, effective upon the date of the consummation of any corporate transaction described in
               Section 9(c) hereof, any portion of an Option that remains unexercised on such date. Such cancellation notice shall be given to Optionee at least ten (10) days prior to the date of cancellation.

               Section 12.    Terms of Option.

               Each Option granted under this Plan shall have a term of ten
          (10) years from the Date of Grant of such Option.

               Section 13.    Assignability of Options.

               No Option shall be assignable or otherwise transferable, except by will or the laws of descent and distribution.

               Section 14.    Adjustments.

                    (a)  If  at any  time  there shall  be  an increase  or
               decrease in the number of issued and outstanding Shares, through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then appropriate proportional adjustment shall be made in the number of Shares (and with respect to outstanding Options, the exercise price per Share): (i) subject to outstanding Options; (ii) reserved under the Plan; and (iii) subject to Options granted subsequently. In the event of a dispute concerning such adjustment, the Committee has full discretion to determine the resolution of such dispute. Such determination shall be final, binding and conclusive.

                    (b) In the event of a merger, consolidation or other reorganization of the Company under the terms of which the Company is not the surviving corporation, but the surviving corporation elects to assume an Option, the respective Agreement and this Plan, the Optionee shall be entitled to receive, upon the exercise of such Option, with respect to each Share issuable upon exercise of such Option, the number of shares of stock of the surviving corporation (or equity interest in any other entity) and any other notes, evidences of indebtedness or other property that Optionee would have received in connection with such merger, consolidation or other reorganization had he exercised the Option with respect to such Share immediately prior to such merger, consolidation or other reorganization.

                    (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

                    (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business;
               (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

               Section 15.    Purchase for Investment.

               As a condition of any issuance of a stock certificate for Shares upon the exercise of an Option, the Board may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan or any law or regulation, including, but not limited to, the following:

                    (a) a representation and warranty by the Optionee to the Company at the time his Option is exercised that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                    (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the certificates representing the Shares.

               Section 16.    Amendment,   Modification,    Suspension   or
          Discontinuance of this Plan.

               For the purpose of complying with changes in the Code or ERISA, the Board may amend, modify, suspend or terminate the Plan at any time. For the purpose of meeting or addressing any other changes in legal requirements or any other purpose, the Board may amend, modify, suspend or terminate the Plan only once every six months. Subject to changes in law or other legal requirements, including any change in the provisions of Rule 16b-3 that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock represented at a meeting at which a quorum is present to: (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 14 of the Plan); (ii) increase materially the benefits accruing to Optionees under the Plan; or, (iii) modify materially the requirements as to eligibility for participation in the Plan.

               Section 17.    Governmental Regulations.

               This Plan, and the granting of Options and the exercise of Options hereunder and the obligation of the Company to sell and deliver Shares under such Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

               Section 18.    Miscellaneous.

                    (a) The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general corporate purposes.

                    (b) The Options granted to Directors under this Plan shall be in addition to regular director's fees, stock options granted pursuant to the Company's 1989 Director Stock Option Plan or other stock option plans of the Company or other benefits with respect to the Director's position with the Company or its Subsidiaries. Nothing contained in the Plan, or in any Agreement, shall confer upon any Optionee the right to continue as a director of the Corporation, or interfere in any way with the rights to terminate his status as a director.

                    (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit (provided such settlement is approved by independent legal counsel selected by the Company) and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

                    (d) Any payment of cash or any issuance or transfer of Shares to the Optionee, or to his legal representative, heir, legatee, distributee or permitted assign, in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee, distributee or permitted assign, as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

                    (e) Neither the Committee nor the Company guarantees Shares from loss or depreciation.

                    (f) All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company to enforce its rights under the Plan.

                    (g) Records of the Company shall be conclusive for all purposes under the Plan, unless determined by the Committee to be incorrect.

                    (h) The Company shall, upon request or as may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under the Plan.

                    (i) The Company assumes no liability to the Optionee or his legal representatives, heirs, legatees, distributees or permitted assigns for any act of, or failure to act on the part of, the Committee.

                    (j) Any action required of the Company relating to the Plan shall be by resolution of its Board, the Committee or by a person authorized to act by resolution of the Board or the Committee.

                    (k) If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.

                    (l) Whenever any notice is required or permitted under the Plan, such notice must be in writing and personally delivered or sent by mail or next day delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Agreement shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the
               United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Subsection 18(l) or, if by courier, twenty-four (24) hours after it is sent, addressed as described in this Subsection 18(l). The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance with the Plan, the Company and each Optionee shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the Shares to which such notice relates.

                    (m) Any person entitled to notice under the Plan may waive such notice.

                    (n) The Plan shall be binding upon the Optionee, his legal representatives, heirs, legatees, distributees and permitted assigns, upon the Corporation, its successors, and assigns, and upon the Board, the Committee and its successors.

                    (o) The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the Plan's provisions.

                    (p) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law or Nevada corporate law that is controlling. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by federal law and except to the extent that Nevada corporate law conflicts with the contract law of such state, in which event Nevada corporate law shall govern. The obligation of the Company to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

                    (q) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

               Section 19.  Effective Date and Termination Date.

               The Effective Date of the Plan is January 18, 1994, the date on which the Board adopted this Plan, but is subject to the approval of the Plan by at least a majority of the votes cast by the stockholders of the Company at the next meeting of stockholders at which a quorum is present. All grants made under the Plan prior to such approval shall be effective when made, but shall be conditioned upon and subject to such approval of the Plan. This Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

          ADOPTED BY THE BOARD OF DIRECTORS: January 18, 1994

          APPROVED BY THE STOCKHOLDERS: April 19, 1994



                                             KIRBY CORPORATION


                                             By:  /s/ G. Stephen Holcomb
                                                  G. Stephen Holcomb

                                                  Assistant Secretary

                                     EXHIBIT 4.9

                         NONQUALIFIED STOCK OPTION AGREEMENT
                                  KIRBY CORPORATION
                     1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN



               A Nonqualified Stock Option (the "Option") for a total of One Thousand Five Hundred (1,500) shares of Common Stock, par value $0.10 per share ("Common Stock" or "Share(s)"), of Kirby Corporation (the "Company"), is hereby granted to

                _____________________________________________________

          (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of, the 1994 Nonemployee Director Stock Option Plan for Kirby
          Corporation  (the   "Plan"),  which  is  incorporated  herein  by
          reference.

               1. Option Price. The option price is $___________ for each share, being 100% of the Fair Market Value (as defined in the Plan) of the Common Stock on the Date of Grant of the Option.

               2.   Exercise  of  Option.   Subject  to  the provisions  of
          Section 5, this Option shall be exercisable in whole or in part after the six-month anniversary of the Date of Grant or on such earlier date as this Option may vest in accordance with Section 9(c) of the Plan as follows:

                 (i)     Method  of  Exercise.     This  Option  shall   be
          exercisable by a written notice delivered to the Company which shall:

                         (c) state the election to exercise the Option and the number of shares in respect of which it is being exercised; and

                         (d) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option.

                (ii) Payment. The exercise price of any Shares purchased shall be paid (i) solely in cash, by certified or cashier's check, by money order or by personal check, or (ii) at the option of the Optionee, in Common Stock theretofore owned by such Optionee (or by a combination of the above); provided, however, that if the Optionee acquired such stock to be surrendered directly or indirectly from the Company, he shall have owned such stock for six months prior to using such stock to exercise an Option. For purposes of determining the amount, if any, of the exercise price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Company.

               (iii) Withholding. Optionee shall make satisfactory arrangements for the withholding of any amounts necessary for withholding in accordance with applicable Federal or state income tax laws.

                (iv) Purchase for Investment. As a condition of any issuance of a stock certificate for Shares upon the exercise of an Option, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan or any law or regulation, including, but not limited to, the following:

                         (a) a representation and warranty by the Optionee to the Company at the time his Option is exercised that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                         (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the certificates representing the Shares.

               3. Nontransferability of Option. This Option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution and so long as the Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise this Option. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

               4. Term of Option. This Option may not be exercised after the expiration of ten (10) years from the Date of Grant of this Option and is subject to earlier termination if Optionee ceases to be a Director, dies or otherwise as provided in the Plan. This Option may be exercised during such times only in accordance with the Plan and the terms of this Option.

               5. Effective Date and Termination Date. The Effective Date of the Plan is January 18, 1994, the date on which the Board adopted this Plan, but is subject to the approval of the Plan by at least a majority of the votes cast by the stockholders of the Company at the next meeting of stockholders at which a quorum is present. All grants made under the Plan prior to such approval shall be effective when made, but shall be conditioned upon and subject to such approval of the Plan.

               Date of Grant:  January 18, 1994.

                                             KIRBY CORPORATION


                                             By
                                                                 President


               Optionee acknowledges receipt of a copy of the Plan, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan.


                                             Optionee

                                     EXHIBIT 4.10

                         NONQUALIFIED STOCK OPTION AGREEMENT
                                  KIRBY CORPORATION
                     1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN



               A Nonqualified Stock Option (the "Option") for a total of One Thousand Five Hundred (1,500) shares of Common Stock, par value $0.10 per share ("Common Stock" or "Share(s)"), of Kirby Corporation (the "Company"), is hereby granted to

                _____________________________________________________

          (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of, the 1994 Nonemployee Director Stock Option Plan for Kirby
          Corporation  (the   "Plan"),  which  is  incorporated  herein  by
          reference.

               1. Option Price. The option price is $___________ for each share, being 100% of the Fair Market Value (as defined in the Plan) of the Common Stock on the Date of Grant of the Option.

               2. Exercise of Option. This Option shall be exercisable in whole or in part after the six-month anniversary of the Date of Grant or on such earlier date as this Option may vest in accordance with Section 9(c) of the Plan as follows:

                 (i)     Method  of  Exercise.     This  Option   shall  be
          exercisable by a written notice delivered to the Company which shall:

                         (a) state the election to exercise the Option and the number of shares in respect of which it is being exercised; and

                         (b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option.

                (ii) Payment. The exercise price of any Shares purchased shall be paid (i) solely in cash, by certified or cashier's check, by money order or by personal check, or (ii) at the option of the Optionee, in Common Stock theretofore owned by such Optionee (or by a combination of the above); provided, however, that if the Optionee acquired such stock to be surrendered directly or indirectly from the Company, he shall have owned such stock for six months prior to using such stock to exercise an Option. For purposes of determining the amount, if any, of the exercise price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Company.

               (iii) Withholding. Optionee shall make satisfactory arrangements for the withholding of any amounts necessary for withholding in accordance with applicable Federal or state income tax laws.

                (iv) Purchase for Investment. As a condition of any issuance of a stock certificate for Shares upon the exercise of an Option, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan or any law or regulation, including, but not limited to, the following:

                         (a) a representation and warranty by the Optionee to the Company at the time his Option is exercised that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                         (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the certificates representing the Shares.

               3. Nontransferability of Option. This Option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution and so long as the Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise this Option. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

               4. Term of Option. This Option may not be exercised after the expiration of ten (10) years from the Date of Grant of this Option and is subject to earlier termination if Optionee ceases to be a Director, dies or otherwise as provided in the Plan. This Option may be exercised during such times only in accordance with the Plan and the terms of this Option.

               Date of Grant:  ___________ ____, 19___.

                                             KIRBY CORPORATION


                                             By

                                                                 President


               Optionee acknowledges receipt of a copy of the Plan, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan.


                                             Optionee

                                     EXHIBIT 4.11

                            1993 NONQUALIFIED STOCK OPTION
                                          OF
                                  KIRBY CORPORATION
                                         FOR
                                 ROBERT G. STONE, JR.

                                 Dated July 20, 1993

          Section 1.  Purpose.

               On July 20, 1993, the Board of Directors of Kirby Corporation, a Nevada corporation (the "Company"), adopted resolutions granting Robert G. Stone, Jr. ("Optionee") Nonqualified Stock Options to purchase 25,000 shares of Common Stock on the terms and conditions herein provided as an incentive to retain the Optionee as Chairman of the Board of the Company or as a member of the Board of Directors of the Company.

          Section 2.  Definitions.

               As used herein, the following terms shall have the meaning indicated:

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Business Day" shall mean (i) if the Common Stock trades on a national exchange, any day that the national exchange on which the Common Stock trades is open or (ii) if the Common Stock does not trade on a national exchange, any day that commercial banks in the City of New York are open.

               (c)  "Committee"  shall  mean  the  committee  designated in
          Section 16 to administer this Plan.

               (d) "Common Stock" shall mean the Company's common stock, $0.10 par value per share.

               (e)  "Date of Grant" shall be the Effective Date.

               (f) "Effective Date" shall mean the date first written above, which is the date this Option is approved by the Board.

               (g) "ERISA" shall mean the Employee Retirement Income Security Act, as amended.

               (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (i)  "Fair Market Value" shall mean:

                           (i) If Shares are listed on a national securities exchange at the date of determining the Fair Market Value,

                              (A)  The mean of the  high and low sales
                         price on such exchange on the Date of Grant as reported in any newspaper of general circulation, or

                              (B)  If the Shares shall not have traded
                         on such exchange on such date, the mean of the high and low sales price on such exchange on the next day prior thereto on which the Shares were so traded as reported in any newspaper of general circulation; or

                          (ii) If Shares shall not be listed as provided in Subsection 2(h)(i), a value determined by any fair and reasonable means prescribed by the Committee.

               (j) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

               (k) "Nonqualified Stock Option" shall mean a stock option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

               (l) "Option" (when capitalized) shall mean this Nonqualified Stock Option exercisable for 25,000 shares of Common Stock granted to Robert G. Stone, Jr., which is deemed to be a Plan pursuant to Rule 16b-3 under the Exchange Act.

               (m) "Option Period" shall mean the period commencing on the date hereof and ending on July 20, 2003, or such earlier dates as the Option may terminate under Section 9 hereof.

               (n)  "Optionee" shall mean Robert G. Stone, Jr.

               (o)  "Share(s)" shall  mean a share or shares  of the Common
          Stock.

               (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Section 3.  Grant of Option.

               The Company hereby grants to the Optionee on the date hereof an option to purchase 25,000 shares of Common Stock on the terms and conditions herein provided.

          Section 4.  Rule 16b-3 Plan and Stockholder Approval.

               The Company intends for this Option to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. Accordingly, this Option shall terminate and become null and void unless this Option is approved by the stockholders of the Company within one
          (1) year after the Effective Date at a meeting of stockholders of the Company at which a quorum is present by stockholders of the Company owning a majority of the issued and outstanding shares of Common Stock represented at such meeting.

          Section 5.  Exercise Price.

               The exercise price per share of Common Stock subject to this Option is $18.625, which price was the mean of the high and low sales price of Common Stock on the American Stock Exchange on July 20, 1993 as reported by The Wall Street Journal, Southwest Edition.

          Section 6.  Vesting Schedule.

               (a) The Option to purchase Shares of Common Stock shall vest 20% of the total number of Shares initially subject to such Option (as such number may be adjusted pursuant to Section 11) on January 20, 1994 and 20% on the date of the annual stockholders meeting beginning in 1994, if following such meeting the Optionee is a member of the Board.

               (b) Notwithstanding the foregoing, the Option shall vest as to all Shares then subject to this Option upon the occurrence of any of the following events:

               (1) a transaction (or series of transactions occurring within a 60-day period or pursuant to a plan approved by the Board or the shareholders of the Company) occurs which has the result that stockholders of the Company immediately before such transaction cease to own directly or indirectly at least 51% of the voting stock of the Company or of any entity which results from the participation of the Company, in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

               (2) all or substantially all of the assets of the Company shall be sold or otherwise disposed of except that this Option shall not vest as to all Shares then subject to this Option if after such sale or disposition (i) the stockholders of the Company immediately prior to such transaction continue to own at least 51% of the voting stock of the entities which acquired 50% or more in value of the assets of the Company so sold or conveyed and (ii) the acquiring entity agrees to assume the obligations of the Company under this Agreement; or

               (3) the occurrence of a merger, consolidation or other reorganization of the Company under the terms of which the surviving entity does not assume the obligations of the Company under this Agreement.

          Section 7.  Type of Option.

               The Option  granted hereunder shall be  a Nonqualified Stock
          Option.

          Section 8.  Exercise of the Option.

               (a) This Option shall not be exercisable prior to January 20, 1994. After January 20, 1994, this Option may be exercised at any time and from time to time during the Option Period, in whole or in part, with respect to Shares that have vested in accordance with Section 6 hereof. If the Optionee exercises this Option prior to stockholder approval of this Plan as provided in Section 4 hereof, the Optionee must tender the exercise price at the time of exercise and the Company shall hold the exercise price and the Shares to be issued pursuant to such exercise until the stockholders approve the Plan. If the Plan is approved by the stockholders, the Company shall issue and deliver the Shares as to which the Option has been exercised. If the Plan is not approved by the stockholders, the Company shall return the exercise price to the Optionee and no Shares will be issued.

               (b) This Option may be exercised (i) during the Optionee's lifetime, solely by the Optionee or (ii) after the Optionee's death, by the personal representative of the Optionee's estate or the person or persons entitled thereto under his will or under the laws of descent and distribution.

               (c) This Option shall be deemed exercised when (i) the Company has received written notice of such exercise delivered to the Company in accordance with the terms of Subsection 17(l) hereof, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been tendered to the Company, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements.

               (d) The exercise price of any Shares purchased shall be paid (i) solely in cash, by certified or cashier's check, by money order or by personal check or (ii) at the option of the Optionee, in Common Stock theretofore owned by such Optionee (or by a combination of the above); provided, however, that if the Optionee acquired such stock to be surrendered directly or indirectly from the Company, he shall have owned such stock for six months prior to using such stock to exercise this Option. For purposes of determining the amount, if any, of the exercise price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the exercise price shall be appropriately endorsed for transfer and assignment to the Company.

               (e) The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to any Shares purchasable upon the exercise of any part of this Option unless and until certificates representing such Shares shall have been issued by the Company to the Optionee.

          Section 9.  Termination of Option Period.

               (a)  The   unexercised   portion   of   this   Option  shall
          automatically and without notice terminate and become null and void upon the earliest to occur of the following:

                 (i)     one (1) year after the death of the Optionee; or

                (ii)     July 20, 2003.

               (b) The Committee in its sole discretion may, by giving written notice to the Optionee ("Cancellation Notice"), cancel, effective upon the date of the consummation of any corporate transaction described in Subsection 6(b) hereof, any portion of this Option which remains unexercised on such date. Such cancellation notice shall be given to Optionee at least ten (10) days prior to the date of cancellation.

          Section 10.  Assignability.

               This Option is not assignable or otherwise transferable except by will or the laws of descent and distribution.

          Section 11.  Adjustments.

               (a)  If at  any time while  any unexercised portion  of this
          Option is outstanding there shall be an increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then appropriate adjustment shall be made in the number of Shares and the exercise price per Share subject to such outstanding portion of this Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

               (b) In the event of a merger, consolidation or other reorganization of the Company under the terms of which the Company is not the surviving corporation, but the surviving corporation elects to assume this Option, the Optionee shall be entitled to receive, upon the exercise of this Option, with respect to each Share (i) the number of shares of stock of the surviving corporation (or equity interest in any other entity) and (ii) any other notes, evidences of indebtedness or other property, that Optionee would have received in connection with such merger, consolidation or other reorganization had he executed the Option with respect to such Share immediately prior to such merger, consolidation or other reorganization.

               (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to this Option.

               (d) Without limiting the generality of the foregoing, the existence of this Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to this Option; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

          Section 12.  Purchase for Investment.

               As a condition of any issuance of a stock certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Option or any law or regulation, including, but not limited to, the following:

               (a) a representation and warranty by the Optionee to the Company, at the time this Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

               (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the certificates representing the Shares.

          Section     13.  Amendment,    Modification,     Suspension    or
          Discontinuance of this Plan.

               For the purpose of complying with changes in the Code or ERISA, the Committee may amend, modify, suspend or terminate the Option any time without the consent of the Optionee and for the purpose of meeting or addressing any other changes in legal requirements or any other purpose, the Committee may amend, modify, suspend or terminate the Option only once every six months; provided that no such amendment, modification, suspension or termination shall materially impair the Option without the consent of the Optionee.

          Section 14.  Government Regulations.

               This Option, and the obligation of the Company to sell and deliver Shares under this Option, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          Section 15.  Withholding.

               Prior to the issuance of any Shares to Optionee under this Option, Optionee shall pay to the Company in a form satisfactory to the Company the amount (if any) which the Company reasonably determines to be necessary for the employer of the Optionee to withhold in accordance with applicable federal or state tax withholding requirements.

          Section 16.  Administration of the Plan.

               (a) This Option shall be administered by the Committee. The Committee shall be the Compensation Committee of the Board excluding Optionee (if he is a member of the Compensation Committee); provided, however, that for purposes of this Option, the Committee shall consist of not less than two individuals; provided further, however, that if no Compensation Committee is appointed, the Board (if a majority of which and a majority of the Directors acting on any matter are Disinterested Persons) shall administer the Option and in such case all references to the Committee shall be deemed to be references to the Board. The Committee shall have all of the powers of the Board with respect to the Option.

               (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Option. The determinations and the interpretation and construction of any provision of the Option by the Committee shall be final and conclusive.

               (c)  Any   and  all  decisions   or  determinations  of  the
          Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting, or (ii) without a meeting by the written approval of a majority of the members of the Committee.

               (d)  Subject to  the express provisions of  this Option, the
          Committee shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Option; (ii) to construe the terms of this Option; (iii) as provided in
          Subsection 11, upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to this Option; and (iv) to make all other determinations and perform all other acts necessary or advisable for administering this Option, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Option in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Subsection 16(d), and such determinations shall be final, binding and conclusive.

          Section 17.  Miscellaneous.

               (a) The proceeds received by the Company from the sale of Shares pursuant to this Option shall be used for general corporate purposes.

               (b) This Option shall be in addition to regular director's fees paid to the Optionee and stock options granted to the Optionee pursuant to the Company's 1989 Director Stock Option Plan or other stock option plans of the Company or other benefits with respect to Optionee's position with the Company or its Subsidiaries. Nothing contained in this Option shall confer upon the Optionee the right to continue as a director or Chairman of the Board of the Company, or interfere in any way with the rights of the Company to terminate his status as a director or Chairman of the Board.

               (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Option, and members of the Board and the Committee shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

               (d) Any payment of cash or any issuance or transfer of Shares to the Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions of this Option, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee or distributee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

               (e) Neither the Committee nor the Company guarantees Shares from loss or depreciation.

               (f) All expenses incident to the administration, termination, or protection of this Option, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company to enforce its rights under this Option.

               (g) Records of the Company shall be conclusive for all purposes under this Option, unless determined by the Committee to be incorrect.

               (h) The Company shall, upon request or as may be specifically required under this Option, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Option.

               (i) The Company assumes no liability to the Optionee or his legal representatives, heirs, legatees, distributees or permitted assigns for any act of, or failure to act on the part of, the Committee.

               (j) Any action required of the Company relating to this Option shall be by resolution of its Board, the Committee or by a person authorized to act by resolution of the Board or the Committee.

               (k) If any provision of this Option is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Option, but such provision shall be fully severable, and this Option shall be construed and enforced as if the illegal or invalid provision had never been included in this Option.

               (l) Whenever any notice is required or permitted under this Option, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Option shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance with this Subsection 17(l) or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Subsection 17(l). The Company or the Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance with this Option, the Company and the Optionee shall specify as its and his address for receiving notices the address set forth in this Option pertaining to the Shares to which such notice relates.

               (m) Any person entitled to notice under this Option may waive such notice.

               (n) This Option shall be binding upon the Optionee, his legal representatives, heirs, legatees and distributees upon the Company, its successors, and assigns, and upon the Board, the Committee and its successors.

               (o) The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the Option's provisions.

               (p) All questions arising with respect to the provisions of this Option shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law or Nevada corporate law that is controlling. The obligation of the Company to sell and deliver Shares under this Option is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

               (q) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Option dictates, the plural shall be read as the singular and the singular as the plural.

          ADOPTED BY THE BOARD OF DIRECTORS:  July 20, 1993

          APPROVED BY THE STOCKHOLDERS:  April 19, 1994

          Address:  1775 St. James Place               KIRBY CORPORATION
                    Suite 300
                    Houston, Texas 77056
                                             By  /s/  George  A.  Peterkin,
          Jr.
                                                George  A.  Peterkin,  Jr.,
          President

          Address:  39th Floor, Chrysler Bldg.         /s/ Robert G. Stone,
          Jr.
                    405 Lexington Avenue               Robert   G.   Stone,
          Jr., Optionee
                    New York, NY  10174

                                     EXHIBIT 5.1

                                   February 3, 1995



          Kirby Corporation
          1775 St. James Place
          Suite 300
          Houston, Texas 77056

               Re:  Registration Statement on Form S-8

          Gentlemen:

               We have acted as counsel to Kirby Corporation, a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on February 3, 1995, under the Securities Act of 1993, as amended (the "Securities Act"), relating to (i) 1,000,000 shares of the $.10 par value common stock (the "Common Stock") of the Company that may be issued upon the exercise of options granted or that may be granted under 1994 Employee Stock Option Plan for Kirby Corporation (the "1994 Employee Plan"), (ii) 100,000 shares of Common Stock of the Company that may be issued upon the exercise of options granted or that may be granted under the 1994 Nonemployee Director Stock Option Plan for Kirby Corporation (the "1994 Director Plan"), and (iii) 25,000 shares of Common Stock of the Company that may be issued upon the exercise of the 1993 Stock Option of Kirby Corporation for Robert
          G. Stone, Jr. (the "Stone Plan", and together with the 1994 Employee Plan and the 1994 Director Plan, the "Plans").

               You  have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Restated Articles of Incorporation and the Bylaws of the Company, each as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of each of the Plans and the reservation of 1,125,000 additional shares of Common Stock to be issued upon the exercise of options granted under the Plans (collectively, the "Options") and to which the Registration Statement relates; (3) the Registration Statement and exhibits thereto, including the Plans; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Restated Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent confirmation or verification of their accuracy.

               Based upon our examination and consideration of, and reliance on, the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that the Company presently has available sufficient shares of authorized but unissued shares of Common Stock from which the 1,125,000 shares of Common Stock subject to the exercise of Options may be issued. Furthermore, assuming that
          (i) the outstanding Options were duly granted, the Options to be granted in the future are duly granted in accordance with the terms of the applicable Plan and the shares of Common Stock to be issued pursuant to the exercise of Options are duly issued in accordance with the terms of the applicable Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options, and (iii) the consideration for shares of Common Stock issued pursuant to the exercise of Options is actually received by the Company in accordance with the terms of the applicable Plan and exceeds the par value of such shares, then are of the opinion that the shares of Common Stock issued pursuant to the exercise of Options and in accordance with the terms of the applicable Plan, will be duly and validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        JENKENS & GILCHRIST,
                                        a Professional Corporation

                                        By:
                                             Henry Gilchrist

          HG/GC/kb

                                     EXHIBIT 23.2

                                                               Exhibit 23.2

                            INDEPENDENT AUDITOR'S CONSENT

          We consent to the incorporation by reference in this Registration Statement of Kirby Corporation on Form S-8 of our reports dated March 2, 1992, except for Note 2 as to which the date is March 18, 1992 (relating to Kirby Corporation and subsidiaries) and February 28, 1994 (relating to Universal Insurance Company and subsidiaries not presented separately herein), appearing in the Annual Report on Form 10-K of Kirby Corporation for the year ended December 31, 1993.


          DELOITTE & TOUCHE LLP


          Houston, Texas
          January 31, 1995

                                     EXHIBIT 23.3

                            INDEPENDENT AUDITORS' CONSENT

          The Board of Directors
          Kirby Corporation

          We consent to the incorporation by reference of our reports into the Registration Statement of Kirby Corporation of Form S-8, to which this consent is an exhibit.

          Our reports refer to changes in the methods of accounting for income taxes, postretirement benefits other than pensions, certain investments in debt and equity securities and accounting and reporting for reinsurance of short-duration and long-duration contracts.


                                   KPMG Peat Marwick LLP

          Houston, Texas
          February 1, 1995